2451 N McMullen Booth Rd Ste. 308 Clearwater, FL 33759-1352 Toll Free: (855) 334-0934 Main: (727) 444-1901 Cell: (727) 452-4803

Consent of Independent Registered Public Accounting Firm

DKM Certified Public Accountants, hereby consents to the use in the Form 10-K, Annual Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934, filed by American Boarding Company of our report dated April 12, 2013, relating to the financial statements of American Boarding Company as of and for the year ending December 31, 2012.

/s/ DKM Certified Public Accountants

Clearwater, FL

April 15, 2013